CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Annual Report" in the Statement of Additonal Information, both included in Post-Effective Amendment Number 87 to the Registration Statement (Form N-1A, No. 2-52242) of Touchstone Investment Trust and to the use of our report dated November 13, 2002, incorporated therein.


                                   /s/ Ernst & Young LLP

Cincinnati, Ohio
January 28, 2003